UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 21, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center, Detroit, Michigan                    48265-3000
    -----------------------------------------                    ----------
    (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On February 21, 2006, Moody's Investors Services, Inc. (Moody's) lowered their ratings of General Motors Corporation (GM). Their press release follows.

Approximately $30 Billion of Debt Affected.

New York, February 21, 2006 -- Moody's Investors Service lowered the Corporate Family Rating and senior unsecured rating of General Motors Corporation (GM) to B2/Negative Outlook from B1/Review for Downgrade. GM's ratings were placed under review for possible downgrade on January 26th. The downgrade reflects increased uncertainty that the company will be able to achieve all of the steps necessary to establish a competitive wage, benefit and supplier cost structure outside of bankruptcy. These steps include a successful resolution of the Delphi reorganization and the negotiation of a considerably more competitive labor contract with the UAW during 2007. GM also faces the near-term challenge of completing the sale of GMAC and resolving the current SEC investigations into various accounting matters. Finally, the company's operating profile continues to be pressured by declining US market share, and the ongoing shift in consumer preference away from trucks and SUVs as it introduces its T900 series of SUVs and light trucks. GM's liquidity rating is affirmed at SGL-1, the highest category.

The ratings of General Motor's Acceptance Corporation (Ba1/review with direction uncertain and Not-Prime/review for possible upgrade) and of Residential Capital Corporation (Baa3 and Prime-3/review direction uncertain) remain unchanged.

In order to establish a viable long-term business model and a competitive cost structure, the UAW wage and benefit structure for both GM and its largest supplier, Delphi, will need to be fundamentally changed. Moody's believes that achieving the necessary level of relief from the UAW will be a long and challenging process that will face numerous hurdles during the next 18 months. Moody's remains concerned that in the absence of material progress in reducing its UAW-related cost burden through negotiations, GM could resort to bankruptcy as an option to reduce this burden.

Moody's said that a successful resolution of the Delphi reorganization remains a critical factor in GM's ability to achieve a viable business model and sustain the B2 rating level. The key issues for GM are: 1) the extent to which Delphi can reach a contract with the UAW that restores its competitiveness in North America; 2) the avoidance of a protracted UAW strike at Delphi, which would interfere with GM's North American production; 3) the degree to which GM can significantly narrow the $2 billion cost disadvantage it incurs due to its Delphi-related supply contracts; and 4) GM's ability to contain the financial burden it will face as a result of its guarantee of Delphi/UAW benefits and any additional financial contribution it may have to make in order to facilitate an agreement between Delphi and the UAW.

Delphi extended the deadline for concluding negotiations with the UAW and GM to March 30th, leaving a number of critical issues unresolved. These include the magnitude of any reduction in the UAW wage and benefit structure, potential cuts in employment levels, the possible return of Delphi workers to GM's payroll, and the size of any financial contribution by GM to facilitate a Delphi labor agreement. Moreover, Delphi has stated that, absent an agreement among all three parties, it will file a motion to reject its collective bargaining agreement no later than March 31st. Due to the bankruptcy court's obligation to consider objections to Delphi's filing and, in turn, the company's response to these objections, a ruling on the motion would be unlikely for several months. However, should the court ultimately rule that the collective bargaining agreement constitutes an undue burden that Delphi can reject, there is the possibility that the UAW could respond with some form of job action. Any prolonged strike or work slowdown by the UAW against Delphi would be a significantly negative rating event for GM. It is also Moody's view that a severe breakdown in the negotiations among the three parties, accompanied by an extended UAW work action, might act as a catalyst for GM to consider seeking relief by filing for bankruptcy.

Moody's expects that as part of GM's negotiations with the UAW in advance of the September 2007 expiration of its current contract, the company will likely need to seek material cost reductions in a number of areas. These include a reduction in active employee health care expenses, and significant changes to the "jobs bank" program that requires GM to continue paying wages and benefits for workers idled by plant shutdowns or production cutbacks. The degree of relief needed by GM in these areas is considerable and may not be readily obtained from the UAW.

In addition to the significant UAW wage and benefit concessions that GM needs, it remains important for the company to complete the proposed sale of GMAC. The company will likely need the proceeds from the sale to help fund the potentially large cash requirements arising from its various restructuring initiatives. These potential requirements include expenditures necessary to facilitate the Delphi reorganization, employee separation payments associated with any acceleration of GM's announced 30,000 hourly employee head count reduction program, and expenditures that might arise from the company's 2007 contract negotiations with the UAW.

As GM pursues these initiatives it will also remain important for the company to stem its continuing loss of US market share (which fell to 26% in January 2006) and to establish solid market acceptance and pricing for the T900 series. Success in these areas will be critical if the company's automotive operations are to remain on track for generating the following metrics assumed in the current rating for 2007: interest coverage exceeding 1.5 times, operating margin of over 2.5%, and positive free cash flow. An additional rating factor will be the company's ability to maintain a cash and short-term VEBA position of approximating $18 billion, excluding any proceeds from the GMAC sale. Any inability to remain on track for achieving these levels of financial performance could result in pressure on the B2 rating.

GM's SGL-1 liquidity rating reflects the adequacy of the company's $20 billion in year-end cash and short-term VEBA to provide adequate coverage of its negative operating cash flow and maturing debt obligations during the coming twelve months. However, this rating is under pressure and could be lowered during the near-term due to the funding requirements that may arise in connection with GM's North American restructuring efforts, the potential need to support the Delphi reorganization, and the challenges associated with its ongoing negotiations with the UAW. The rating might also be lowered in connection with any delay in the timely filing of financial statements due to the ongoing SEC investigation.

General Motors Corporation, headquartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the world's largest non-bank financial institutions. Residential Capital Corporation, a real estate finance company based in Minneapolis, Minnesota, is a wholly owned subsidiary of General Motors Acceptance Corporation.


                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  February 22, 2006             By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)